Exhibit 99

                             Joint Filer Information


Name:                      Elan International Services, Ltd.


Address:                   102 St. James Court
                           Flatts, Smiths FL 04
                           Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    DOV Pharmaceutical, Inc. (DOVP)


Date of Earliest
Transaction Required
to be Reported:            07/07/04


Signature:                 /s/  Kevin Insley
                           -----------------------------------------------
                           Name:  Kevin Insley
                           Title:  President and Chief Financial Officer
                           ELAN INTERNATIONAL SERVICES, LTD.